Cambium Learning Group Announces Share Repurchase Program

DALLAS, May 29, 2012 — Cambium Learning Group, Inc. (Nasdaq: ABCD, the “Company”), the leading educational company focused primarily on serving the needs of at-risk and special student populations, announced that its board of directors has approved a share repurchase program that enables the Company to purchase up to $5 million of its shares of common stock over a one year period.

“We are committed to creating long-term value for our shareholders, and we’re pleased that the strength of our balance sheet and historical ability to generate cash from operations allows us to demonstrate our confidence through a share repurchase program” said Ron Klausner, chief executive officer at Cambium Learning Group. “The board’s decision to repurchase shares of our common stock will allow us to use a reasonable amount of the cash we have on hand to purchase shares at a price we believe provides a favorable return in the long term.”

The Company expects the shares of common stock will be purchased from time to time in either open market or private transactions, in accordance with applicable insider trading and other securities laws and regulations, at then-prevailing market prices. The Company may elect to implement and repurchase shares pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The share repurchases will be funded from cash from operations and may be suspended or discontinued by the board of directors at any time. No assurance can be given as to when during the authorized period any shares will be repurchased or as to whether and to what extent any share repurchase will be consummated.

As of April 30, 2012, the Company had approximately 49,563,824 shares of common stock outstanding.

About Cambium Learning Group, Inc.
Cambium Learning® Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company is comprised of three business units: Voyager Learning provides comprehensive print and online intervention solutions, professional development, and school turnaround offerings and includes Lincoln National Academy, Class.com, and Voyager Education Services; Sopris Learning is known for supplemental solutions, including assessment, supplemental intervention, positive behavior supports and professional development; and Cambium Learning Technologies develops instructional and assistive technology and represents IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning Group is committed to providing evidence-based support and expert professional services to empower educators and raise the achievement levels of all students. Learn more at www.cambiumlearning.com.

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Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc. and potential share repurchases by the Company, and involve known and unknown risks, uncertainties and other factors that may cause the anticipated results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.